UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2024

CHARGE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41354	90-0471969
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212)921-2100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CRGE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 12, 2024, Charge Enterprises, Inc. (sometimes referred to herein as “Company,” “we,” “us,” “our,” “Charge” or similar terms) received approval from The Nasdaq Stock Market LLC (“Nasdaq”) to transfer the listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from the Nasdaq Global Market to the Nasdaq Capital Market (the “Approval”). The Common Stock will be transferred to the Nasdaq Capital Market effective as of the open of business on February 14, 2024 and will continue to trade under the symbol “CRGE.” The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

As previously disclosed, on August 22, 2023, the Company received a letter from Nasdaq notifying the Company that it was no longer in compliance with Nasdaq Listing Rule 5450(b)(1)(C) because the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price per share for the Company’s Common Stock had closed below $1.00 for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”). In response, the Company filed an application to transfer the listing of its Common Stock from the Nasdaq Global Market to the Nasdaq Capital Market.

As a result of the Approval, the Company is eligible to request an additional 180-day compliance period to regain compliance with the Minimum Bid Price Requirement. The Company has applied for an additional compliance period and has provided Nasdaq with written notice of its intention to cure the deficiency. Should Nasdaq grant an additional compliance period, the minimum bid price per share of the Company’s Common Stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day compliance period in order to regain compliance with the Minimum Bid Price Requirement. If the Company fails to regain compliance during the additional compliance period, then Nasdaq will notify the Company of its determination to delist the Company’s Common Stock, at which point the Company would have an opportunity to appeal the delisting determination to a Nasdaq Hearings Panel.

The Company intends to continue to actively monitor the Minimum Bid Price Requirement and, as appropriate, will consider available options to resolve any deficiencies and regain compliance. There can be no assurance that Nasdaq will approve an additional 180-day compliance period, or that the Company will be able to maintain compliance with other Nasdaq listing obligations, including the minimum market value of publicly held shares or the minimum closing bid price under Nasdaq Listing Rules 5505 and 5810(3)(A)(iii), respectively. Failure to maintain these or other Nasdaq listing requirements could result in the delisting of our Common Stock from Nasdaq.

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Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned duly authorized.

Dated: February 13, 2024

CHARGE ENTERPRISES, INC.

By:	/s/ Leah Schweller
Leah Schweller Chief Financial Officer

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